SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 10, 2011

Liberty Gold Corp.

(Exact name of Registrant as specified in its charter)

Delaware	333-16135	80-0372385
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

2415 East Camelback Road, Suite 700, Phoenix, AZ 85016

 (Address of principal executive offices) (Zip Code )

602-553-1190

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.

Liberty Gold Corp. (the “Company”) is currently engaged in a private offerings of its common stock. The offering provided for non-US persons to purchase Units comprised of one share of our common stock and one three year common stock purchase warrant with an exercise price of $1.25. To date we have sold 890,625 units to six non-US persons for $712,500, increasing our shares outstanding from 85,754,375 to 86,675,000.

The private placement is being conducted pursuant to the exemption provided pursuant to Regulation S under the Securities Act of 1933, as amended, and analogous state laws. The Company did not grant any registration rights to the investors in the offerings.

The Company will use the proceeds of the private placement as working capital. The Company incurred only nominal expenses in connection with the private placement.

ITEM 8.01 Other Events.

On August 10, 2011, Lynn Harrison, our President, CEO and principal shareholder, surrendered 40,000,000 shares of common stock owned her, thus reducing her ownership from 62,100,000 shares to 22,100,000 shares and reducing our issued and outstanding shares from 125,754,375 shares to 85,754,375shares.

ITEM 9.01  Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired

Not Required.

(b)

Pro-Forma Financial Information

Not Required.

(c)

Exhibits

Exhibit No.

Description

10.1

Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Gold Corp.

By:  /s/ Frank J. Hariton

Frank J. Hariton, Secretary

Dated:  October 5, 2011